EXHIBIT 32 – Certification under Section 906 of the Sarbanes-Oxley Act (18 U.S.C. Section 1350)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Blue Line Protection Group, Inc. (the "Company") on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (the "Report"), Sean Campbell, the Chief Executive Officer, and Patrick Deparini, the Chief Financial Officer, certify to the best of their knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 15, 2015                                                                                                           /s/ Sean Campbell
Sean Campbell
Chief Executive Officer and
Principal Financial Officer

                                                                                                                                            /s/ Patrick Deparini
Patrick Deparini
Chief Financial Officer